UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2018

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 301 N. Canon Drive, Suite 305 Beverly Hills, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 90210 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

___________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 8, 2018, Genius Brands International, Inc. (the “Registrant” or "Company"), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which the Company sold approximately $1.8 million of its common stock, par value $0.001 per share (the “Common Stock”) and warrants (the “Warrants” and, together with the Common Stock, the “Securities”) to the Investors (the “Offering”). Pursuant to the Purchase Agreement, the Company will issue to the Investors approximately 592,000 shares of Common Stock at a per share price of $3.00 and Warrants to purchase approximately 592,000 shares of common stock. The Warrants will be immediately exercisable, will be exercisable for a period of five years from the closing date and will have an exercise price of $3.00 per share. The closing of the sale of these securities under the Purchase Agreement is expected to occur on or about January 10, 2018.

On January 6, 2018, the Company entered into an Engagement Letter (the “Engagement Letter”) with Chardan Capital Markets, LLC (“Chardan” or the “Placement Agent”) pursuant to which the Company engaged Chardan as its placement agent in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company agreed to pay the Placement Agent a placement agent fee in cash equal to $100,000 and Warrants to purchase 93,000 shares of Common Stock. The Engagement Letter also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D under the Securities Act.

The Securities sold and issued in connection with the Purchase Agreement are not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing descriptions of the Purchase Agreement, form of Warrant and Engagement Letter Agreement are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, form of Warrant and Engagement Letter, respectively, copies of which are attached as Exhibits 10.1, 4.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Warrant.
10.1	Securities Purchase Agreement, dated January 8, 2018 among the Company and the investors named therein.
10.2	Engagement Letter dated as of January 8, 2018, by and between Genius Brands International, Inc. and Chardan Capital Markets, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: January 8, 2018	By: /s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

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